GDSVF&H\10593288.6 Transition and Separation Agreement The following agreement (“Agreement”) between Robert H. Schwartz (“you,” or “your,”) and Anterix Inc. (the “Company” and, together with you, the “Parties”) confirms your separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of a general release of claims and your adherence to the obligations set forth in this Agreement. 1. Separation from Employment and Board Resignation: You acknowledge and agree that your employment with the Company will end on or before November 1, 2024 (your actual last day of employment with the Company, the “Separation Date”). You acknowledge and agree that your last day in the role of President and Chief Executive Officer will be October 8, 2024. You acknowledge and agree that you were provided this Agreement on October 4, 2024 (the “Notification Date”). Subject to the terms and conditions of this Agreement, between the Notification Date and the Separation Date (the “Transition Period”), you will continue to receive your current base salary, less all applicable withholdings, paid in accordance with the Company’s standard payroll schedule, and continue to be eligible for any benefits to which you are currently entitled to receive from the Company, subject to any applicable plan documents and subject to any adjustments to such benefits that may be made by the Company for similarly situated employees during the Transition Period. You also agree that you will be deemed to have resigned as a director on the Company’s Board of Directors (the “Board”), effective as of October 8, 2024. You will also be deemed to have resigned from all director, manager, and officer positions with any of the Company’s subsidiaries, effective as of October 8, 2024. 2. Transition and Severance Benefits: a. Transition Tasks. During the Transition Period, you will reasonably assist and cooperate with the Company with respect to the following tasks: (collectively, the “Transition Tasks”): i. Transition to the Company’s incoming Chief Executive Officer (the “Incoming CEO”) access to any systems and accounts for which you served as the representative for the Company or with respect to which you held credentials in your capacity as an executive for the Company; ii. Transition knowledge concerning ongoing, planned, and recently completed projects, including but not limited to with respect to action items, deadlines, obligations of and owed to the Company, and such other relevant information to the Incoming CEO or the Incoming CEO’s designee (the “Designee”); iii. Reasonably cooperate with the Company in handing off all customer, client, investor, vendor, or other business relationships held by you on behalf of the Company or otherwise established in connection with your employment with the Company; iv. Reasonably cooperate with the Company in developing positive messaging around and communicating your separation from Company, which you and the Company will characterize as a voluntary resignation; and v. Perform such other tasks concerning the transition of your knowledge and/or responsibilities concerning the Company and its business to the Incoming CEO or Designee. Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

2 GDSVF&H\10593288.6 b. Transition Benefits. In return for your promises in this Agreement, and provided that you sign and return this Agreement during the Consideration Period (defined below) and do not revoke it during the Revocation Period (defined below), the Company agrees that it will only be able to terminate your employment with the Company prior to November 1, 2024 for a Valid Reason (defined below) or if terminated without a Valid Reason prior to November 1, 2024 then the Company will continue to pay your regular base salary, less lawful deductions, in accordance with the Company’s standard payroll procedures and schedule through November 1, 2024 (the “Transition Benefit”). Notwithstanding the immediately preceding sentence, you acknowledge and agree that you remain free to resign for any reason and at any time during the Transition Period and, further, the Company may determine to place you on a paid administrative leave during the Transition Period, in which case you will remain employed through November 1, 2024, unless earlier terminated on written notice for Valid Reason or if you resign, but will not be required to perform further work for the Company. For purposes of this Agreement, “Valid Reason” shall mean (i), from the date you sign this Agreement through the end of the Transition Period, your (A) making of any comments publicly, or to any third party, concerning your separation that materially conflict with the messaging in the Company’s press release issued on October 8, 2024, or (B) making any statements to any member of the press/media, issuing any press release or mass communication, making any statement in any public forum (e.g. conferences, group meetings), posting on social media, or participating in any conference call concerning your separation, the process leading to your separation or this Agreement, without the Company’s prior written approval, in each case except as permitted by applicable law or as permitted under Section 13 below and subject to the Protected Rights section of this Agreement; (ii) your material failure to comply with the following Company policies: Code of Conduct, Insider Trading, Confidentiality, and Sexual Harassment; (iii) your conviction of, indictment of or plea of nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof, or a misdemeanor involving moral turpitude, fraud, misappropriation, or theft of trade secrets; (iv) your willful failure to cooperate reasonably and in good faith with a governmental or internal investigation of the Company or its directors, officers, or employees, if the Company has requested your cooperation; or (v) your material breach of this Agreement (except that a failure to perform any Transition Task will not be considered a breach of this Agreement in and of itself that would allow for a Valid Reason declaration); provided, however, that, if capable of being cured, no such termination for Valid Reason may occur unless the Company has first provided you with written notice in specific detail of the Valid Reason and you thereafter reasonably fail to cure such circumstance(s) within a period of 5 business days after the date of receipt of such written notice. You acknowledge and agree that the Transition Benefit is an additional benefit offered to you by the Company to which you would not be entitled if not for you entering into this Agreement, and further that the Transition Benefit constitutes significant and valuable consideration to you for entering into this Agreement. c. Severance Benefits. In return for your promises in this Agreement and the Subsequent Release (defined below), and provided that you (v) sign and return this Agreement during the Consideration Period and do not revoke it during the Revocation Period; (w) are not terminated for a Valid Reason; (x) sign, return, and do not revoke the release attached hereto as Exhibit A (the “Subsequent Release”) in accordance with the procedures and terms described in the Subsequent Release; (y) have returned to the Company the Company Laptop and any other storage device containing Confidential Information to allow the Company to remove Confidential Information, therefrom, and thereafter the Company will return the Company Laptop and applicable storage device(s) to you; and (z) have not committed any act during your employment with the Company that results in a conviction of, indictment of, or plea of nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof, or a misdemeanor involving moral turpitude, fraud, misappropriation, or theft of trade secrets (the “Severance Contingencies”), the Company agrees to provide you with the following consideration (the “Severance Benefits”), which you acknowledge and agree is in addition to anything that you would have received had you not satisfied the Severance Contingencies: Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

3 GDSVF&H\10593288.6 i. Severance Payments. The Company will pay you severance in the gross amount of $2,180,000 (i.e., an amount equal to two times the sum of (i) your annualized base salary as in effect as of the Separation Date and (ii) your Target Bonus (as that term is defined in the Severance Plan (defined below))), less lawful deductions (the “Severance Pay”). The Severance Pay will be paid in equal installments (each individual payment an “Installment”) over the course of twenty-four (24) months (“Severance Period”), in accordance with the Company’s standard payroll procedures and schedule; except that, the first Installment will be paid no later than the first regularly scheduled pay date following the Subsequent Release Effective Date (defined in the Subsequent Release), which in no case shall be prior to the Separation Date. Any Severance Pay will be treated as taxable compensation but is not intended by any party to this Agreement to be treated, and will not be treated, as compensation for purposes of eligibility for benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to you. ii. Pro-Rated Target Bonus. The Company will pay you a cash payment in the gross amount of $196,034.85 (i.e., an amount equivalent to your pro-rated 2025 Target Bonus, with such amount to be calculated by multiplying the Target Bonus by a fraction, the numerator of which will be the number of month during which you are employed by the Company in the fiscal year in which the Separation Date occurs and the denominator of which will be 12 (the “Pro-Rated Target Bonus”)), which Pro-Rated Target Bonus will be reduced by $121,881.82, which represents the amount of your 2025 Target Bonus previously paid to you in connection with the Company’s entry into the Spectrum License Sale Agreement with Oncor Electric Delivery Company LLC (the “Spectrum License Payment”). The Pro-Rated Target Bonus will be paid less lawful deductions at the time at which similar bonuses are paid to actively employed executives for the applicable fiscal year. iii. Equity Benefit. The Company agrees to provide you with the benefits described in the Equity section of this Agreement. iv. COBRA Premiums. The Company will pay COBRA premiums for you and, if applicable, your dependents, for your continued group health coverage to the appropriate health insurer, provided you elect COBRA coverage, until the earliest of (i) the conclusion of the Severance Period; (ii) the date when you become eligible for health insurance under another group health plan, or (iii) the end of the eighteen (18) month maximum COBRA coverage period. You agree to promptly notify the Company in the event of (ii) above. v. Outplacement Services. The Company will pay for your participation in outplacement services for up to a period of twelve (12) months, or for legal services relating to your separation from the Company, at a total cost to the Company not to exceed $25,000, provided that, if used for outplacement services that (i) you commence utilization of the outplacement service within six (6) months following the Separation Date, and (ii) the services are provided by a recognized outplacement provider. Payments under this subsection shall be made directly to the outplacement service provider following the provision of the outplacement services and the presentation to the Company of documentation of the provision of the services, and in all events by no later than the end of the year after the year in which such expense was incurred. If used for legal services, the Company will make payment to your counsel. You agree to inform the Company as to how you would like to use the amount described herein for your legal services or outplacement services. vi. Company-Issued Laptop: The Company agrees to transfer to you its ownership interest in the laptop computer and monitor provided for your use in connection with your employment with the Company (the “Company Laptop”), and you shall be permitted to retain such Company Laptop (“Laptop Benefit”). The Laptop Benefit is also contingent upon you submitting the Company Laptop back to the Company for purposes of allowing the Company to wipe all Company information and programs from the Company Laptop. Once wiped by the Company, subject to the Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

4 GDSVF&H\10593288.6 conditions set forth herein, the Company Laptop will be provided to you in “as is” condition, without warranty or guarantee. You acknowledge and agree that you will be solely responsible for any and all taxes and/or costs owed as a result of the transfer of the Company Laptop to you. 3. Consulting Agreement. The Parties agree to engage in good faith discussions during the Transition Period concerning entering into a consulting agreement, which such consulting agreement, if agreed to, would commence after the Separation Date. Nothing contained in this Agreement shall obligate either Party to execute a consulting agreement and the failure to do so shall not be considered a breach of this Agreement. 4. Severance Benefits Satisfy All Obligations of Company. a. Waiver of Rights Under Severance Plan. You acknowledge and agree that your rights under this Agreement supersedes and replaces your rights and any obligation the Company may have had pursuant to that Executive Severance Plan that became effective February 18, 2015, as subsequently amended (the “Severance Plan”) or otherwise to provide you with any benefits, compensation, or other remuneration following the termination of your employment by the Company. By entering into this Agreement, you hereby waive and release any rights that you have pursuant to the Severance Plan, including any claims that there has been a Change in Control of the Company prior to your Separation Date. In addition, you acknowledge and agree that the Severance Benefits include additional benefits given to you by the Company to which you would not be entitled if not for you entering into this Agreement. b. Change in Control. Notwithstanding Section 4(a) of this Agreement, the Company agrees that if a Change in Control (as defined below) occurs after the Effective Date and before the date that is six (6) months immediately following the Separation Date, then the following will apply: i. Accelerated Payment. No further payments shall be made under Sections 2(c)(i) and 2(c)(ii) of this Agreement, and you shall be entitled to receive a cash payment upon such Change in Control (or such later date as the Subsequent Release becomes effective), equal to the amount (if any) by which (A) the sum of the Severance Pay and the Pro-Rated Target Bonus minus the Spectrum License Payment, exceeds (B) the amount of any Severance Pay and Pro-Rated Target Bonus already paid to you. ii. Outstanding Equity Awards. All time-based equity awards that are unvested as of the date of the termination of your employment shall become fully vested as of the date of such Change in Control. For performance-based equity awards, you shall receive accelerated vesting in accordance with the terms of the award agreement for such performance-based equity award. For Equity Awards that are stock options, any additional option shares exercisable under such Equity Awards that vest as a result of the Change of Control terms set forth in this Section 4.b.ii and that are not cashed out upon the Change in Control shall be exercisable for a period of nine months following the Change in Control. iii. All Other Terms Remain Ongoing. You acknowledge and agree that notwithstanding the occurrence of a Change in Control as described herein, or the application of Section 4(b)(i) or 4(b)(ii) as a result thereof, you and the Company shall remain bound by all obligations contained in this Agreement and the Subsequent Release. For purposes of this Section 4(b), the term Change in Control shall have the same meaning this term has in the Severance Plan other than a Change in Control shall not be deemed to have occurred under subsection (i) based on Owl Creek’s beneficial ownership of the Company’s securities unless after the Effective Date Owl Creek and its affiliates become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of the Company’s directors. Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

5 GDSVF&H\10593288.6 5. Equity: a. List of Equity Awards. Schedule A lists your outstanding equity awards as of the Notification Date (the “Equity Awards”). In accordance with the terms of the Equity Awards, you shall continue to be a Service Provider and shall be deemed to be providing “Services” to the Company through the end of the Transition Period. As a result, Schedule A calculates vesting in your Equity Awards assuming that you continue to provide Services through the end of the Transition Period. b. Time-Based Equity Awards. Contingent upon your satisfaction of the Severance Contingencies, the Company will accelerate the vesting of your time-based Equity Awards identified on Schedule A as follows: you will receive pro rata accelerated vesting credit on the Separation Date for any partial year period determined by multiplying the number of awards that would have vested on the next scheduled vesting date following the Separation Date by a fraction, the numerator of which is the number of full and partial months (rounded up) that you provided services to the Company since the last vesting date through the Separation Date, and the denominator of which is the number of months in the period beginning on the last vesting date and ending on the next scheduled vesting date. Further, contingent upon your satisfaction of the Severance Contingencies, and subject to Board approval, any time-based Equity Awards that are stock options or stock appreciation rights, such Equity Awards shall be exercisable for the earlier to occur of (i) a period of two (2) years following the Separation Date, and (ii) the expiration of the term of the Equity Award (“PTEP Extension”), provided, however, that you agree during the PTEP Extension period that you will limit sales of the shares of common stock you acquire upon exercise of your outstanding stock options that are subject to the PTEP Extension (the “PTEP Extension Shares”) such that your aggregate daily sales of such PTEP Extension Shares does not exceed 10% of the daily trading volume of the Company’s securities as reported on the Nasdaq Stock Market (the “Sales Volume Limitation”). You agree to instruct in writing each broker who receives PTEP Extension Shares on your behalf regarding your obligation to comply with the Sales Volume Limitation (the “Instruction Letter”). To monitor compliance with this sales requirement, during the PTEP Extension period, the Company is not obligated to transfer the PTEP Extension Shares to your broker until you provide the Company with a copy of an executed Instruction Letter to the broker receiving the PTEP Extension Shares. c. Performance-Based Equity Awards. Contingent upon your satisfaction of the Severance Contingencies, you shall be entitled to the accelerated vesting of the performance-based Equity Award as provided on Schedule A. d. Equity Acknowledgment. Notwithstanding anything to the contrary in this Section 5, you acknowledge and agree that any Equity Awards that are stock options must be exercised prior to the applicable expiration date of such Equity Award as provided in Section 5.b (or if applicable, Section 4(b)(ii)) above. You also acknowledge and agree that you remain subject to the terms and conditions of your Equity Awards and the equity plans under which the Equity Awards were issued, except as otherwise modified herein. You further acknowledge and agree that extending the period in which you may exercise vested stock options by more than ninety (90) days from the date you cease to be an employee of the Company will have the effect of automatically converting any of your stock options that are currently Incentive Stock Options (“ISOs”) to Non-Qualified Stock Options (“NSOs”). You further acknowledge that ISOs and NSOs are treated differently under the tax laws (e.g., upon exercise of an NSO, the exercising party must pay tax on the spread between the then fair market value of the Company’s Common Stock and the exercise price paid for the stock), and that you are responsible for seeking your own legal and tax advice on such matters. 6. Employee Representations: You acknowledge that the Company relies on these representations by you entering into this Agreement: a. You represent and warrant that you have not engaged in any unlawful acts of fraud, discrimination, harassment, embezzlement, misappropriation or theft of trade secrets during your Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

6 GDSVF&H\10593288.6 employment with the Company; b. You have reported to the Company any work-related injuries or occupational illnesses sustained by you during your employment with the Company; c. You have been properly provided any leaves of absence requested and available to you based on your or your family members’ health or medical condition or military service, and have not been subjected to any improper treatment, conduct, or actions due to a request for or taking such leave; d. As of the date on which you sign this Agreement, you have received all compensation due because of services you performed for the Company through the payroll date immediately preceding the date you sign this Agreement; e. You have been properly provided paid time off and, consistent with the Company’s non-accrual vacation policy, you will not have any accrued but unused vacation time or paid time off as of the Separation Date for which you are entitled to payment; and f. You have had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company. 7. Return of Company Property: Except as provided above with respect to the Company Laptop, you agree that upon the earlier of (a) the date on which the Company makes a written request to you and (b) the Separation Date, you will return to the Company all of its property and data of any type in your possession, custody, or control including, but not limited to keys, access codes or devices, physical or electronically stored documents or files, computer equipment, and passwords (“Company Property”). You further agree to return all of the Company’s property and data in the same working condition in which they were issued to you. 8. Proprietary Information and Restrictive Covenants: You acknowledge and agree that you are bound and continue to be bound by the covenants and obligations set forth in Section 6(b) of the Severance Plan and that your continued compliance with Section 6(b) is a condition for your receipt of the Severance Benefits. For the avoidance of doubt, you agree to the following restrictions and obligations, subject, in each case, to the Protected Rights section of this Agreement: a. Definitions. Unless otherwise defined in this Agreement, capitalized terms used in Section 8 of this Agreement shall have the same meaning given to them in the Severance Plan. For purposes of Section 8 of this Agreement, and as provided in relevant part in the Severance Plan: i. “Restricted Period” shall mean the twenty-four (24) month period following the Separation Date. ii. “Competitive Activity” shall mean any engagement in any business activities that are competitive with the following activities: Any of the Company’s current offerings or Proposed Offerings (defined below), including: spectrum, Catalyx, SIM management and related professional services, Build Operate Transfer, tower infrastructure optimization offerings, device and ecosystem monetization offerings, data orchestration offerings, transactive energy offerings, and any offerings associated with designing, constructing, deploying or utilizing PLTE networks. “Proposed Offerings” shall mean any other product, service, or line of business, for the benefit of utilities or any other vertical, that is enabled by private wireless broadband connectivity, and which was demonstrably contemplated by the Company during your employment with Company. Notwithstanding the foregoing, the Company agrees that if you seek to perform services Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

7 GDSVF&H\10593288.6 that may be considered Competitive Activity, you may provide the Company with written notice of your intended engagement with reasonable specificity concerning the same, and the Company will determine whether to exempt such engagement from qualifying as Competitive Activity, which such determination and exemption will not be unreasonably withheld. b. Confidential Information. You agree that you shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the” Company Group”), all secret or confidential information, knowledge or data relating to the Company Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, intellectual property, research secret data, costs, names of users or purchasers of their respective products or services, business methods, operating or manufacturing procedures, or programs or methods of promotion and sale) that the you have obtained or obtain during your employment by the Company Group and that is not public knowledge (other than as a result of your violation of this Section) (“Confidential Information”). You shall not communicate, divulge or disseminate Confidential Information at any time during or after your employment and/or service as a consultant with the Company Group, except with prior written consent of a corporate officer of Company, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that you used, prepared or came into contact with during the course of your employment shall remain the sole property of the Company and/or the Company Group, as applicable, and shall be turned over to the applicable Company Group company upon termination of your employment. c. Non-Recruitment of Company Group Employees, Etc. During your employment with the Company Group and for the Restricted Period, you shall not (i) solicit or participate in the solicitation of any person who was employed by the Company Group at any time during the six-month period prior to your termination of employment to leave the employ of Company Group; or (ii) on behalf of yourself or any other person, hire, employ, or engage any such person, provided that these restrictions shall only apply so long as the person remains employed by the Company Group and for six months after they cease to be employed by the Company Group. You further agree that, during your employment with the Company Group and for the Restricted Period, if an employee of the Company Group contacts you about prospective employment, you will inform that employee that you cannot discuss the matter further without informing the Company Group d. Non-Solicitation of Business. You acknowledge and agree that Company’s customers and any information regarding Company’s customers are confidential and constitute trade secrets. In recognition of the confidential and trade secret nature of information regarding Company’s customers, you agree that during the Restricted Period, you shall not: (i) either directly or indirectly, on behalf of, or as an officer, agent, employee, partner, contractor, or director of, any Competitor of the Company Group, or in any other manner that could reasonably be anticipated to cause demonstrable and material harm to the Company, solicit the business of (A) any entity that was a customer of the Company Group during the time of your employment; or (B) any prospective customer of the Company Group which you knew during your employment with the Company to be an identified, prospective purchaser of services or products of the Company Group, or (ii) have any business dealings with Company Partners that constitute Competitive Activity or in any way could reasonably be anticipated to result in material and demonstrable harm to the Company. “Company Partners” includes any Company partners, including Anterix Active Ecosystem (“AAE”) Members, with which the Company did business, was engaged through AAE, or that you knew to be an identified, prospective business partner of the Company during your employment with the Company. e. Employment by Competitor During the Restricted Period. You shall not invest in (other than in a publicly-traded company with a maximum investment of no more than one percent (1%) of outstanding shares), counsel, advise, or be otherwise engaged or employed by, any Competitor of the Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

8 GDSVF&H\10593288.6 Company Group. f. No Disparagement. i. You and the Company shall at all times refrain from taking actions or making statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of you or the Company Group, as the case may be, or any of its trustees, officers, security holders, partners, agents or former or current employees and directors. You further agree not to make any negative statement to third parties relating to the your employment or any aspect of the businesses of Company Group and not to make any negative statements to third parties about the circumstances of the termination of your employment or about the Company Group or its trustees, directors, officer, security holders, partners, agents or former or current employees and directors, except as may be required by a court or government body. ii. You further agree that, following termination of employment for any reason, you shall assist and cooperate with the Company with regard to any matter or project in which you were involved during your employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment (other than any litigation in which the Company asserts a claim against you or alleges that you breached one of the restrictive covenants herein). The Company shall not unreasonably request such cooperation of you and shall cooperate with you in scheduling any assistance by you taking into account your business and personal affairs and shall compensate you for any lost wages and/or expenses associated with such cooperation and assistance. g. Inventions. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by you, whether alone or jointly with others, from the date of your initial employment by the Company and continuing until the end of any period during which you are employed by the Company Group, relating or pertaining in any way to your employment with or the business of the Company Group (each an “Invention”), shall be promptly disclosed in writing to the Secretary of the Board and are hereby transferred to and shall redound to the benefit of the Company and shall become and remain its sole and exclusive property. You agree to execute any assignment to the Company or its nominee, of your entire right, title and interest in and to any Invention and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries that may be required by the Company. You further agree to cooperate, while employed and thereafter, to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this covenant, but all necessary expenses thereof shall be paid by the Company. You agree to disclose promptly in writing to Company all innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by you during the term of employment and for three months thereafter, whether or not you believe such innovations are subject to this Section, to permit a determination by Company as to whether or not the innovations should be the property of Company. Any such information will be received in confidence by Company. h. Acknowledgment and Enforcement. You acknowledge and agree that: (1) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other Confidential Information of the Company; (2) because of the nature of the business in which the Company Group is engaged and because of the nature of the Confidential Information to which you have and had access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Company Group in the event you breached any of the covenants of this Section 8 of the Agreement; and (3) remedies at law (such as monetary damages) for any breach of your obligations under this Section 8 of the Agreement would be inadequate. You therefore agree and consent that (X) if you commit any breach of a covenant under this Section 8 of the Agreement during the applicable period of restriction specified therein, all unpaid Severance Benefits will be immediately forfeited, and (Y) if you Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

9 GDSVF&H\10593288.6 commit any breach of a covenant under this Section 8 of the Agreement or threaten to commit any such breach at any time, the Company shall have the right (in addition to, and not in lieu of, any other right or that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. i. Similar Covenants in Other Agreements Unaffected. You may be or become subject to covenants contained in other agreements (including but not limited to stock option and restricted stock unit agreements) which are similar to those contained in this Section 8 of the Agreement. Further, a breach of the covenants contained in this Section 8 of the Agreement may have implications under the terms of such other agreements, including but not limited to forfeiture of equity awards and long-term cash compensation. You acknowledge the foregoing and understand that the covenants contained in this Section 8 of the Agreement are in addition to, and not in substitution of, the similar covenants contained in any such other agreements, except that any such other obligation or covenant relating to non-competition or non- solicitation of business in any such other agreement shall limited only to Competitive Activity as defined herein. 9. General Release and Waiver of Claims: Subject to the Protected Rights section below, to the fullest extent permitted by law, you on behalf of yourself, your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or your heirs, estates or family directly or indirectly hold a majority beneficial interest, fully, finally, and forever release and discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors, investors, and assigns (collectively “Releasees”) of and from all claims and potential claims that may legally be waived by private agreement, whether known or unknown, whether specifically enumerated or not in this Agreement, which you have asserted or could assert against the Company arising out of or relating in any way to acts, circumstances, facts, transactions, or omissions based on facts occurring up to and including the date you sign this Agreement (the “Released Claims”). The Released Claims specifically include but are not limited to: claims under common law or equity; claims for additional compensation or benefits arising out of your employment or your separation from employment; wage and hour claims; unlawful discharge; breach of contract; breach of the covenant of good faith and fair dealing; fraud; violation of public policy; defamation; physical injury; emotional distress; equal pay; negligence; claims under Title VII of the 1964 Civil Rights Act; the Civil Rights Act of 1991; 42 U.S.C. § 1981; the Genetic Information Nondiscrimination Act; the Employee Polygraph Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act or any other federal or state law regarding whistleblower retaliation; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; the Fair Labor Standards Act (except as prohibited by law); the Age Discrimination in Employment Act (“ADEA”); Older Workers Benefit Protection Act (“OWBPA”); the Employee Retirement Income Security Act of 1974 (“ERISA”); the Americans with Disabilities Act; the Workers Adjustment and Retraining Notification Act (“WARN”); the Equal Pay Act; the Family Medical Leave Act; the Civil Rights Act of 1866; the Pregnancy Discrimination Act; the Pregnant Workers Fairness Act; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; retaliation claims under the New Jersey Workers' Compensation Law; and any other federal, state, or local laws, constitution, rule, ordinance, order, and/or regulations, including their amendments and respective implementing regulations. 10. Protected Rights: a. You understand that nothing in any Company agreement, policy, or practice, including this Agreement and the exhibits and schedules attached hereto, limits or is intended to limit your ability to file a charge or complaint with, to provide documents or information voluntarily or in response to a lawfully- served subpoena or other information request to, or to participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the National Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

10 GDSVF&H\10593288.6 Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (each, a “Government Agency”). You further understand that nothing in any Company agreement, policy, or practice, including this Agreement, limits or is intended to limit your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agency. b. You understand that nothing in this Agreement or any exhibits and schedules attached hereto, including, without limitation, the release and waiver of claims under Section 9: (i) applies to claims for, or prevents the disclosure of facts necessary to obtain, unemployment benefits, workers’ compensation benefits, Medicaid, or other public benefits to which you may be entitled; (ii) applies to claims arising after the date you sign this Agreement; (iii) applies to claims for reimbursement of expenses under the Company’s expense reimbursement policies; (iv) applies to claims for any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date you sign this Agreement; (v) applies to claims that controlling law clearly states may not be released by private agreement; (vi) limits or affects your right, if any, to challenge the validity of this Agreement under the ADEA or the OWBPA; (vii) applies to a non-disclosure or non-disparagement clause agreed to before a dispute arises involving a nonconsensual sexual act or sexual contact, including when the victim lacks capacity to consent, or relating to conduct that is alleged to constitute sexual harassment; (viii) applies to any claim or right to enforce this Agreement, (ix) applies to any vested right under any Company Group-sponsored or administered group employee welfare benefit, 401(k), or stock, equity, or incentive compensation plan (except, for the avoidance of doubt, with respect to any claims you have or had under the Severance Plan that are expressly superseded or released (and not otherwise expressly preserved) under this Agreement); (x) any claim that cannot be released as a matter of law or (xi) prevents a non-supervisory or non-managerial employee from engaging in protected concerted activity under Section 7 of the National Labor Relations Act (“NLRA”) or under similar state law. Activity protected under Section 7 of the NLRA includes: (1) organizing a union to negotiate with their employer concerning their wages, hours, and other terms and conditions of employment; (2) forming, joining, or assisting a union, such as by sharing employee contact information; (3) talking about or soliciting for a union during non- work time, such as before or after work or during break times, or distributing union literature during non- work time, in non-work areas, such as parking lots or break rooms; (4) discussing wages and other working conditions with co-workers or a union; (5) taking action with one or more co-workers to improve working conditions by, among other means, raising work-related complaints directly with the employer or with a government agency, or seeking help from a union; (6) striking and picketing, depending on its purpose and means; (7) taking photographs or other recordings in the workplace, together with co- workers, to document or improve working conditions, except where an overriding employer interest is present; (8) wearing union hats, buttons, t-shirts, and pins in the workplace, except under special circumstances; and (9) choosing not to engage in any of these activities. In addition, you understand that nothing in this Agreement or any exhibits or schedule attached hereto shall have the purpose or effect of requiring you to conceal the details relating to any claim of discrimination, harassment, or retaliation, provided that you shall not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information. You further agree that nothing in any Company agreement, policy, or practice, including this Agreement is intended to conflict with the foregoing protected rights. However, by signing this Agreement, except with respect to those rights set forth in Section 10(b)(i) – (xi), you are waiving your right to recover any individual relief, including any backpay, front pay, reinstatement or other legal or equitable relief, in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive a payment or award from a Government Agency (and not the Company) for information provided to said Government Agency and except as provided under applicable law. You acknowledge and agree that nothing contained in this Agreement shall prohibit or limit the Company from responding to any charge, action, or other dispute brought by you pursuant to any rights or actions that may not be waived by this Agreement, including but Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

11 GDSVF&H\10593288.6 not limited to any action brought by you through or on your behalf by a Government Agency. c. Notwithstanding your confidentiality obligations to the Company under the this Agreement, you understand that as provided by the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. d. Notwithstanding the above, you understand that upon the Effective Date, this Agreement will be final and binding. You promise not to pursue any claim released by this Agreement. If you break this promise and you do not prevail on any such claim pursued, you agree to pay the Company’s costs and expenses incurred in defending such claim, including reasonable attorneys’ fees, related to the defense of such claim. Notwithstanding the foregoing, although you are releasing claims you may have under the ADEA and the OWBPA, you may challenge the knowing and voluntary nature of this release before a court, the Equal Employment Opportunity Commission or any other Government Agency charged with the enforcement of any employment laws. 11. Company’s Continuing Rights Under Severance Plan. Notwithstanding any other terms of this Agreement and the Subsequent Release, you acknowledge and agree that in the event that you revoke this Agreement or if you do not sign the Subsequent Release or if you revoke it, the Company reserves all rights and nothing herein shall prevent the Company from terminating your employment for Cause under the terms of the Severance Plan, and to communicate that your termination was for Cause and the reasons therefor, without violating any terms of the Agreement, including but not limited to the No Disparagement and Transitions Tasks sections hereof. Nothing in this Agreement (including this Section 11) shall be construed to mean or imply that Cause in fact exists to terminate your employment under the Severance Plan 12. 409A Compliance. The Parties intend that this Agreement shall be administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and that the payments and benefits provided for under this Agreement are intended to be exempt from Section 409A of the Code, and any ambiguity arising under this Agreement shall be interpreted in a manner consistent with that intent. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A 2(b)(2). The Parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either Party. 13. Confidentiality: Except as required by law, you must keep the existence, contents, terms, and conditions of this Agreement confidential and may not disclose them except to your immediate family, accountant(s), attorneys, or under subpoena or court order, or except for purposes of enforcing its terms, and if asked for information about this Agreement, you will simply respond that you and the Company have separated on agreed terms. Any breach of this Confidentiality paragraph shall be deemed a material breach of this Agreement. 14. Cooperation: In addition to, but without otherwise limiting, any obligation of you or the Company has under Section 8.f. above, you agree to cooperate reasonably with the Company relating to matters within your knowledge or responsibility. Without limiting this commitment, you agree (a) to make yourself reasonably available to meet with Company representatives, its counsel, or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (b) to Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

12 GDSVF&H\10593288.6 provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (c) to provide the Company with notice of contact by any non-governmental adverse party or such adverse party’s representative, except as may be required by law. 15. No Admission of Liability: This Agreement shall not be construed or contended to be an admission or evidence of any wrongdoing, unlawful conduct, or liability by you or by the Company or the Releasees. This Agreement shall be afforded the maximum protection allowable under Federal Rule of Evidence 408 and/or any other state or federal law of similar effect. However, the Parties agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the Parties allege a breach of this Agreement or as a complete defense to any lawsuit brought by any Party. 16. Headings; Sub-Headings: Headings and sub-headings of the paragraphs and sub- paragraphs of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed based upon the heading or sub-heading of any paragraph or sub-paragraph. 17. Complete and Voluntary Agreement: Except as otherwise provided herein, this Agreement, including any exhibit(s) and schedule(s), constitutes the entire agreement between you and the Releasees regarding the subject hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject. Notwithstanding the foregoing, and except as otherwise provided herein, this Agreement shall not supersede any continuing obligation that (i) you may have under any agreements with the Company regarding the non-disclosure of trade secrets and confidential or proprietary information, prohibiting solicitation of customers, suppliers, or employees, prohibiting competition with the Company, assigning intellectual property, or providing for a dispute resolution mechanism, or (ii) the Company or any of the Company Group may have to you under any stock, equity, or incentive compensation plan or agreement. You acknowledge that neither the Company, the Releasees, nor their agents or attorneys have made any promise, representation or warranty, either express or implied, written or oral, which is not contained in this Agreement to induce you to execute the Agreement. You acknowledge that you have executed this Agreement in reliance only upon the promises, representations and warranties herein, and that you are executing this Agreement voluntarily and free of any duress or coercion. 18. Severability: The provisions of this Agreement are severable, and if any part of the Agreement is found to be invalid or unenforceable, the other parts shall remain valid and enforceable. 19. Modification; Counterparts; Electronic/PDF Signatures: This Agreement may not be altered, amended, modified, or otherwise changed except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each Party to this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument. Counterparts may be delivered via facsimile, electronic mail, or other electronic transmission method, and may be executed using any electronic signature method complying with the United States ESIGN Act of 2000 (e.g., www.docusign.com). Any such counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 20. Interpretation and Construction of Agreement: This Agreement shall be construed and interpreted under the laws of the state where you were last employed by the Company, New Jersey, without regard to conflict of laws principles. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement. 21. Review of Separation Agreement; Effective Date: You understand that you may take up to twenty-one (21) calendar days from the Notification Date to consider this Agreement (the “Consideration Period”). You acknowledge and agree that you received this Agreement on the Notification Date. You Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

13 GDSVF&H\10593288.6 agree that changes to this Agreement, whether material or immaterial, do not toll or restart the Consideration Period. If you choose to sign this Agreement before the Consideration Period ends, you represent: (a) you freely chose to do so after carefully considering its terms; (b) you are knowingly and voluntarily waiving the remainder of the Consideration Period; and (c) your decision to waive the remainder of the Consideration Period was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the Consideration Period, or by providing different terms to you for signing this Agreement prior to the expiration of the Consideration Period. You affirm that you were advised to consult with an attorney before signing this Agreement. You also understand you may revoke this Agreement within seven (7) calendar days of signing (the “Revocation Period”) and that the Company will only provide you with the Severance Benefits after that Revocation Period has expired. Any revocation must be made in writing and delivered to Gena Ashe at gashe@anterix.com. This Agreement is effective on the eighth (8th) calendar day after you return a signed version of the Agreement to the Company, provided that you do not revoke your acceptance of the Agreement during the Revocation Period (the “Effective Date”). In the event that you do not sign this Agreement (or if you revoke it), the Company reserves all rights and nothing herein shall prevent the Company from terminating your employment for Cause or otherwise. (Remainder of Page Intentionally Left Blank; Signatures Follow Below) Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Signature Page to Transition and Separation Agreement for Robert H. Schwartz GDSVF&H\10593288.6 The Parties have read this Agreement and understand its legal and binding effect. The Parties are acting voluntarily, deliberately, and of their own free will in signing this Agreement. ANTERIX, INC. By: Morgan E. O’Brien, Executive Chairman Date: Robert H. Schwartz Date: Exhibit(s) Exhibit A: Subsequent Release Schedule A: Equity Awards Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F 10/20/2024 | 18:27 EDT 10/20/2024 | 17:23 EDT

Subsequent Release - 1 GDSVF&H\10593288.6 EXHIBIT A SUBSEQUENT RELEASE This agreement (the “Subsequent Release”), which is Exhibit A to the Transition and Separation Agreement (the “Separation Agreement”) entered into between Robert H. Schwartz (“you,” “your,” or “Employee”) and Anterix, Inc. (the “Company” and, together with you, the “Parties”), supplements the Separation Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as used in the Separation Agreement. In consideration for the Severance Benefits to be provided by the Company pursuant to Paragraph 2(c) of the Separation Agreement (the “Severance Benefits”), you agree to the following: 1. Separation Date; Final Pay and Benefits: You acknowledge and agree that your employment with the Company ended on [November 1, 2024]1 (the “Separation Date”). You acknowledge and agree that the Company has provided (or will provide) you with payment of your base salary through the Separation Date, less lawful deductions (the “Final Pay”) through the Separation Date, in a timely manner and in accordance with your state’s law. Whether or not you execute this Subsequent Release, you will be entitled to, and are not releasing your rights to, the Final Pay or any benefits required to be provided to you pursuant to any employee benefit plans in which you are a participant. 2. General Release and Waiver of Claims: Subject to the Protected Rights section below, to the fullest extent permitted by law, you on behalf of yourself, your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or your heirs, estates or family directly or indirectly hold a majority beneficial interest, fully, finally, and forever release and discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors, investors, and assigns (collectively “Releasees”) of and from all claims and potential claims that may legally be waived by private agreement, whether known or unknown, whether specifically enumerated or not in this Subsequent Release, which you have asserted or could assert against the Company arising out of or relating in any way to acts, circumstances, facts, transactions, or omissions based on facts occurring up to and including the date you sign this Subsequent Release (the “Released Claims”). The Released Claims specifically include but are not limited to: claims under common law or equity; claims for additional compensation or benefits arising out of your employment or your separation from employment; wage and hour claims; unlawful discharge; breach of contract; breach of the covenant of good faith and fair dealing; fraud; violation of public policy; defamation; physical injury; emotional distress; equal pay; negligence; claims under Title VII of the 1964 Civil Rights Act; the Civil Rights Act of 1991; 42 U.S.C. § 1981; the Genetic Information Nondiscrimination Act; the Employee Polygraph Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act or any other federal or state law regarding whistleblower retaliation; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; the Fair Labor Standards Act (except as prohibited by law); the Age Discrimination in Employment Act (“ADEA”); Older Workers Benefit Protection Act (“OWBPA”); the Employee Retirement Income Security Act of 1974 (“ERISA”); the Americans with Disabilities Act; the Workers Adjustment and Retraining Notification Act (“WARN”); the Equal Pay Act; the Family Medical Leave Act; the Civil Rights Act of 1866; the Pregnancy Discrimination Act; the Pregnant Workers Fairness Act; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; retaliation claims under the New Jersey Workers' Compensation Law; and any other federal, state, or local laws, constitution, rule, ordinance, order, and/or regulations, including their amendments and respective implementing regulations. 3. Protected Rights: 1 To be updated as appropriate on or before Separation Date. Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Subsequent Release - 2 GDSVF&H\10593288.6 a. You understand that nothing in any Company agreement, policy, or practice, including this Subsequent Release, the Separation Agreements and the exhibits attached thereto, limits or is intended to limit your ability to file a charge or complaint with, to provide documents or information voluntarily or in response to a lawfully-served subpoena or other information request to, or to participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (each, a “Government Agency”). You further understand that nothing in any Company agreement, policy, or practice, including this Subsequent Release, the Separation Agreements and the exhibits attached thereto, limits or is intended to limit your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Subsequent Release does not limit your right to receive an award for information provided to any Government Agency. b. You understand that nothing in this Subsequent Release, the Separation Agreement or any exhibits or schedules attached thereto: (i) applies to claims for, or prevents the disclosure of facts necessary to obtain, unemployment benefits, workers’ compensation benefits, Medicaid, or other public benefits to which you may be entitled; (ii) applies to claims arising after the date you sign this Subsequent Release; (iii) applies to claims for reimbursement of expenses under the Company’s expense reimbursement policies; (iv) applies to claims for any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date you sign this Subsequent Release; (v) applies to claims that controlling law clearly states may not be released by private agreement; (vi) limits or affects your right, if any, to challenge the validity of this Subsequent Release under the ADEA or the OWBPA; (vii) applies to a non-disclosure or non-disparagement clause agreed to before a dispute arises involving a nonconsensual sexual act or sexual contact, including when the victim lacks capacity to consent, or relating to conduct that is alleged to constitute sexual harassment; (viii) applies to any claim or right to enforce the Separation Agreement or this Subsequent Release, (ix) applies to any vested right under any Company Group-sponsored or administered group employee welfare benefit, 401(k), or stock, equity, or incentive compensation plan (except, for the avoidance of doubt, with respect to any claims you have or had under the Severance Plan that are expressly superseded or released (and not otherwise expressly preserved) under the Separation Agreement or this Subsequent Release); (x) any claim that cannot be released as a matter of law, or (xi) prevents a non-supervisory or non-managerial employee from engaging in protected concerted activity under Section 7 of the National Labor Relations Act (“NLRA”) or under similar state law. Activity protected under Section 7 of the NLRA includes: (1) organizing a union to negotiate with their employer concerning their wages, hours, and other terms and conditions of employment; (2) forming, joining, or assisting a union, such as by sharing employee contact information; (3) talking about or soliciting for a union during non- work time, such as before or after work or during break times, or distributing union literature during non- work time, in non-work areas, such as parking lots or break rooms; (4) discussing wages and other working conditions with co-workers or a union; (5) taking action with one or more co-workers to improve working conditions by, among other means, raising work-related complaints directly with the employer or with a government agency, or seeking help from a union; (6) striking and picketing, depending on its purpose and means; (7) taking photographs or other recordings in the workplace, together with co-workers, to document or improve working conditions, except where an overriding employer interest is present; (8) wearing union hats, buttons, t-shirts, and pins in the workplace, except under special circumstances; and (9) choosing not to engage in any of these activities. In addition, you understand that nothing in this Subsequent Release or any exhibits or schedule attached hereto shall have the purpose or effect of requiring you to conceal the details relating to any claim of discrimination, harassment, or retaliation, provided that you shall not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information. You further agree that nothing in any Company agreement, policy, or practice, including this Subsequent Release is intended to conflict with the foregoing protected rights. However, by signing this Subsequent Release, except with respect to those rights set forth in Section 3(b)(i) – (xi), you are waiving your right to recover any individual relief, including any backpay, front pay, reinstatement or other legal or equitable Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Subsequent Release - 3 GDSVF&H\10593288.6 relief, in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive a payment or award from a Government Agency (and not the Company) for information provided to said Government Agency and except as provided under applicable law. You acknowledge and agree that nothing contained in this Subsequent Release shall prohibit or limit the Company from responding to any charge, action, or other dispute brought by you pursuant to any rights or actions that may not be waived by this Subsequent Release, including but not limited to any action brought by you through or on your behalf by a Government Agency. c. Notwithstanding your confidentiality obligations to the Company under this Subsequent Release and the Separation Agreement, you understand that as provided by the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. d. Notwithstanding the above, you understand that upon the Subsequent Release Effective Date, this Subsequent Release will be final and binding. You promise not to pursue any claim released by this Subsequent Release. Notwithstanding the foregoing, although you are releasing claims you may have under the ADEA and the OWBPA, you may challenge the knowing and voluntary nature of this Subsequent Release before a court, the Equal Employment Opportunity Commission or any other Government Agency charged with the enforcement of any employment laws. 4. Separation Agreement Remains Effective: You understand and agree that except as expressly provided herein, this Subsequent Release does not modify or supersede the Separation Agreement, which shall remain fully effective and enforceable. 5. Confidentiality: Except as required by law, you must keep the existence, contents, terms, and conditions of this Subsequent Release confidential and may not disclose them except to your immediate family, accountant(s), attorneys, or under subpoena or court order, or except for purposes of enforcing its terms. If asked for information about this Subsequent Release, you will simply respond that you and the Company have separated on agreed terms. Any breach of this Confidentiality paragraph shall be deemed a material breach of this Subsequent Release. 6. Employee Representations: You acknowledge that the Company relies on these representations by you entering into this Subsequent Release: a. You have reported to the Company any work-related injuries or occupational illnesses sustained by you during your employment with the Company; b. You have not breached any agreement between you and the Company; c. You have been properly provided any leaves of absence requested and available to you based on your or your family members’ health or medical condition or military service, and have not been subjected to any improper treatment, conduct, or actions due to a request for or taking such leave; d. With receipt of your Final Pay, you have received all compensation due because of your employment with the Company through the Separation Date; e. You have been properly provided paid time off and, consistent with the Company’s non-accrual vacation policy, you will not have any accrued but unused vacation time or paid time off as of the Separation Date for which you are entitled to payment; and Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Subsequent Release - 4 GDSVF&H\10593288.6 f. You have had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company. 7. Headings; Sub-Headings: Headings and sub-headings of the paragraphs and sub- paragraphs of this Subsequent Release are intended solely for convenience of reference and no provision of this Subsequent Release is to be construed based upon the heading or sub-heading of any paragraph or sub- paragraph. 8. No Admission of Liability: This Subsequent Release shall not be construed or contended to be an admission or evidence of any wrongdoing, unlawful conduct, or liability by you or by the Company or the Releasees. This Subsequent Release shall be afforded the maximum protection allowable under Federal Rule of Evidence 408 and/or any other state or federal provisions of similar effect. 9. Severability: If a court of competent jurisdiction finds any clause or provision of this Subsequent Release to be unenforceable, the remainder of this Subsequent Release will remain in full force and will not be affected. 10. Amendment: This Subsequent Release may be amended only by an instrument in writing signed by all parties to this Subsequent Release. 11. Interpretation and Construction of Release: This Subsequent Release shall be construed and interpreted under the laws of the state of New Jersey, without regard to conflict of laws principles. Moreover, this Subsequent Release shall not be construed against either party as the author or drafter of the Subsequent Release. 12. Complete and Voluntary Agreement: Except as otherwise provided herein, this Subsequent Release constitutes the entire agreement between you and the Releasees regarding the subject hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject, except as expressly stated herein. Notwithstanding the foregoing, and except as otherwise provided in the Separation Agreement or herein, this Subsequent Release shall not supersede any continuing obligation that (i) you may have under the Separation Agreement or under any agreements with the Company regarding the non-disclosure of trade secrets and confidential or proprietary information, prohibiting solicitation of customers, suppliers, or employees, prohibiting competition with the Company, assigning intellectual property, or providing for a dispute resolution mechanism, or (ii) the Company or any of the Company Group may have to you under the Separation Agreement or under any stock, equity, or incentive compensation plan or agreement. You acknowledge that neither the Company, the Releasees, nor their agents or attorneys have made any promise, representation or warranty, either express or implied, written or oral, which is not contained in this Subsequent Release to induce you to execute the Subsequent Release. You acknowledge that you have executed this Subsequent Release in reliance only upon the promises, representations and warranties herein, and that you are executing this Subsequent Release voluntarily and free of any duress or coercion 13. Review of Release; Effective Date: You understand that you may take up to the later of (a) twenty-one (21) calendar days from the date on which you received this Subsequent Release or (b) the fifth calendar date after the Separation Date to consider this Agreement (the “Subsequent Release Consideration Period”). You acknowledge and agree that you received the Subsequent Release on the Notification Date. You understand that you are NOT to sign this Subsequent Release prior to the Separation Date. You agree that changes to this Subsequent Release, whether material or immaterial, do not toll or restart the Subsequent Release Consideration Period. If you choose to sign this Subsequent Release before the Subsequent Release Consideration Period ends, you represent: (i) you freely chose to do so after carefully considering its terms; (ii) you are knowingly and voluntarily waiving the remainder of the Subsequent Release Consideration Period; and (iii) your decision to waive the remainder of the Subsequent Release Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Subsequent Release - 5 GDSVF&H\10593288.6 Consideration Period was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the Subsequent Release Consideration Period, or by providing different terms to you for signing this Subsequent Release prior to the expiration of the Subsequent Release Consideration Period. You affirm that you were advised to consult with an attorney before signing this Subsequent Release. You also understand you may revoke this Subsequent Release within seven (7) calendar days of signing (the “Subsequent Release Revocation Period”) and that the Company will only provide you with the Severance Benefits after that Subsequent Release Revocation Period has expired. Any revocation must be made in writing and delivered to Gena Ashe at gashe@anterix.com. This Subsequent Release is effective on the eighth (8th) calendar day after you return a signed version of the Subsequent Release to the Company, provided that you do not revoke your acceptance of the Subsequent Release during the Subsequent Release Revocation Period (the “Subsequent Release Effective Date”). Notwithstanding the immediately preceding sentence, you acknowledge and agree that if you sign this Subsequent Release prior to the Separation Date, the Company may require that you re-sign this Subsequent Release on or after the Separation Date, and that, under such circumstances, you will not be entitled to receive the Severance Benefits until after you have done so. [Remainder of Page Intentionally Left Blank; Signature Page to Follow] Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Signature Page to Subsequent Release for Robert H. Schwartz GDSVF&H\10593288.6 YOU AGREE THAT YOU HAVE CAREFULLY READ THIS SUBSEQUENT RELEASE, THAT YOU HAVE BEEN GIVEN AMPLE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, THAT YOU ARE RECEIVING SUBSTANTIAL BENEFITS AS A RESULT OF THIS SUBSEQUENT RELEASE, AND THAT YOU ARE VOLUNTARILY SIGNING THIS SUBSEQUENT RELEASE BY YOUR OWN FREE ACT. THIS SUBSEQUENT RELEASE CONSTITUTES A VOLUNTARY AND KNOWING WAIVER OF RIGHTS UNDER THE LAWS AND STATUTES REFERENCED ABOVE. YOU UNDERSTAND THAT YOU ARE NOT TO SIGN THIS SUBSEQUENT RELEASE PRIOR TO THE SEPARATION DATE. BY SIGNING BELOW, THE PARTIES INDICATE THEIR ACCEPTANCE OF THE TERMS OF THIS SUBSEQUENT RELEASE AS OF THE DATE INDICATED BELOW. Robert H. Schwartz Robert H. Schwartz Date: Anterix, Inc. By: Morgan E. O’Brien Title: Executive Chairman Date: Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

GDSVF&H\10593288.6 Schedule A List of Equity Awards A. Time-Based Equity Awards Type of Award Date of Grant Number of Shares Exercise Price Vesting Schedule Vesting Start Date Expiration Date Vested as of Separation Date (not including acceleration) Accelerated Vesting Total Vested as of Separation Date Option (ISO) 08/11/2015 15,040 $26.59 1/4 of the option shares vest and become exercisable on the first anniversary of the Vesting Start Date. 1/4 of the option shares vest and become exercisable for each additional one year of service to the Company. 08/03/2015 08/11/2025 15,040 - 15,040 Option (ISO) 02/23/2016 4,089 $24.45 1/4 of the option shares vest and become exercisable on the first anniversary of the Vesting Start Date. 1/4 of the option shares vest and become exercisable for each additional one year of service to the Company. 02/23/2016 02/23/2026 4,089 - 4,089 Option (ISO) 08/17/2017 3,558 $28.10 25% of the option shares vest and become exercisable in four equal yearly installments with the first installment occurring on the first anniversary of the Vesting Star Date, subject to continuous service to the Company through the applicable vesting date. 08/17/2017 08/17/2027 3,558 - 3,558 Option (NQ) 08/17/2017 16,442 $28.10 25% of the option shares vest and become exercisable in four equal yearly installments with the first installment occurring on the first anniversary of the Vesting Star Date, subject to continuous 08/17/2017 08/17/2027 16,442 - 16,442 Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

				service to the Company through the applicable vesting date.					
Option (ISO)	05/14/2018	3,546	$28.20	50% of the option shares will vest on May 14, 2020, 25% of the option shares will vest on May 14, 2021 and the remaining 25% of the option share will vest on May 14, 2022, based on continuous service to the Company through the applicable vesting date.	05/14/2018	05/14/2028	3,546	-	3,546
Option (NQ)	05/14/2018	96,454	$28.20	50% of the option shares will vest on May 14, 2020, 25% of the option shares will vest on May 14, 2021 and the remaining 25% of the option share will vest on May 14, 2022, based on continuous service to the Company through the applicable vesting date.	05/14/2018	05/14/2028	96,454	-	96,454
Option (ISO)	06/24/2020	4,042	$49.92	25% of the option shares vest and become exercisable in four equal yearly installments with the first installment occurring on the first anniversary of the Vesting Star Date, subject to continuous service to the Company through the applicable vesting date.	07/01/2020	06/24/2030	4,042	-	4,042
Option (NQ)	06/24/2020	56,516	$49.92	25% of the option shares vest and become exercisable in four equal yearly installments with the first installment occurring on the first anniversary of the Vesting Star Date, subject to continuous service to the Company through the applicable vesting date.	07/01/2020	06/24/2030	56,516	-	56,516
Option (NQ)	08/23/2021	100,000	$57.00	25% of the option shares vest and become exercisable on August 23, 2022 with the remaining	08/23/2022	08/23/2031	75,000	6,250	81,250

GDSVF&H\10593288.6

GDSVF&H\10593288.6 shares vesting in 3 equal annual installments thereafter. RSU 08/23/2021 50,000 N/A 25% of the RSUs vest and become exercisable on August 23, 2022 with the remaining shares vesting in 3 equal annual installments thereafter. 08/23/2022 N/A 37,500 3,125 40,625 Option (NQ) 05/17/2022 122,449 $49.39 25% of the option shares vest and become exercisable on May 17, 2023, with the remaining option shares vesting in 3 equal annual installments thereafter. 05/17/2023 05/17/2032 61,224 15,306 76,530 Option (NQ) 12/02/2022 77,102 $49.39 25% of the option shares vest and become exercisable on December 2, 2023, with the remaining option shares vesting in 3 equal annual installments thereafter. 12/02/2023 12/02/2032 19,275 17,669 36,944 Option (NQ) 03/08/2024 127,189 $36.00 1/3 of the option shares vest and become exercisable on May 22, 2025, with the remaining option shares vesting in 2 equal annual installments thereafter. 05/22/2025 03/09/2034 - 22,611 22,611 RSU 03/08/2024 21,528 N/A 1/3 of the RSUs vest on May 22, 2025, with the remaining RSUs vesting in 2 equal annual installments thereafter. 05/22/2025 N/A - 3,827 3,827 Totals: 392,686 68,788 461,474 Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F

GDSVF&H\10593288.6 B. Performance-Based Equity Awards Type of Award Date of Grant Number of Shares Exercise Price Vesting Schedule Vesting Start Date Expiration Date Vested as of Separation Date (not including acceleration) Accelerated Vesting Total Vested as of Separation Date PSU 02/01/2021 45,000 N/A The PSUs vest upon Schwartz’s continued service and achievement of certain stock price levels calculated utilizing a four-year compound annual growth rate and based on the average closing bid price per share of the Company’s common stock measured over a 60 trading-day period. Schwartz may vest in a minimum of 25% of the target reported PSUs and up to a maximum of 350% of the target reported PSUs based on specified stock price levels. The vesting end measurement date is February 1, 2025, with earlier vesting determination dates upon a change in control of Issuer, the involuntary termination of the Reporting Person or 12 months following the achievement of the maximum stock price level. If after February 1, 2023, Schwartz achieves a stock price level, there will be a vesting determination date the earlier of 12 months thereafter or February 1, 2025. - 33,417 33,417 Totals: 0 33,417 33,417 Docusign Envelope ID: F9F63AEA-77A8-42E4-AB78-365B70395B9F